EXHIBIT 23.2
                                         ARTHUR ANDERSEN LLP
                              Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1998 included in Central Vermont Public Service Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.

/s/  Arthur Andersen LLP
Arthur Andersen LLP


Boston, Massachusetts
June 11, 1998